UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2023
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2023, the Board of Directors (the “Board”) of GoodRx Holdings, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, elected Kelly J. Kennedy as a Class I director, effective immediately, to fill an existing vacancy on the Board. As a Class I Director, Ms. Kennedy’s term will expire at the Company’s 2024 Annual Meeting of Stockholders. The Board also appointed Ms. Kennedy as a member of the Board’s Audit Committee. The Board has determined that Ms. Kennedy (i) qualifies as an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq Rules”), (ii) satisfies the additional independence standards for the Audit Committee established by applicable Nasdaq Rules and the rules of the Securities and Exchange Commission (the “SEC”) and (iii) qualifies as an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.
There are no arrangements or understandings between Ms. Kennedy and any other person pursuant to which Ms. Kennedy was selected as a director, and there are no transactions in which the Company is a party and in which Ms. Kennedy has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Ms. Kennedy will receive the standard compensation received by non-employee directors under the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”), which is described in the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders (filed on May 1, 2023 with the SEC). Pursuant to the Director Compensation Program, an automatic initial award of restricted stock units (“RSUs”) with an aggregate target value of $420,000 was granted to Ms. Kennedy on the date of her election to the Board. The number of RSUs was determined by dividing the aggregate target value by the 30-calendar day average closing price for the Company’s Class A common stock through and including the date prior to the grant date. This initial award will vest as to one-third of the shares underlying the grant on each of the first three anniversaries of the grant date, subject to Ms. Kennedy’s continued service through the applicable vesting date.
Additionally, the Board has adopted a Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”), effective as of January 1, 2024, pursuant to which the non-employee directors of the Company, including Ms. Kennedy, will be permitted to defer (i) all or a portion of their annual cash retainers (including any cash retainers for service on a committee) earned under the Director Compensation Program in the form of RSUs and (ii) the settlement of RSU awards granted under the Director Compensation Program beyond the applicable vesting period. The foregoing description of the Deferred Compensation Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Deferred Compensation Plan and related forms of deferred RSU agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.
Ms. Kennedy has also entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No. 333-248465) initially filed by the Company with the SEC on September 14, 2020. Ms. Kennedy is also subject to the terms and conditions of a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment, non-solicitation and other protective covenants.
Item 7.01. Regulation FD Disclosure.
A copy of the Company’s press release announcing the election of Ms. Kennedy as a director and her committee assignment is attached hereto as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

99.1*	Press Release, dated December 22, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
*Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	December 22, 2023	By:	/s/ Karsten Voermann
Name: Karsten Voermann Title: Chief Financial Officer